Exhibit 99.2

Four Rivers presenta su plan para completar su negocio integrado de residuos a energía (Waste to Enery) en el Reino Unido

Londres, Inglaterra – 25 de Octubre, 2010

Four Rivers BioEnergy Inc. (FRBE.PK) (“4Rivers'' o “Four Rivers” o “la Compañia”) publica el día de hoy una carta dirigida a sus accionistas escrita por el Consejero Delegado, Stephen Padgett, en la cual incluye un informe sobre los progresos en la dirección de la estrategia de la Compañía y el desarrollo de sus actividades. Los puntos más destacados de esta carta los encontraran a continuación y la carta por completo ha sido registrada el día de hoy en el formato 8-k.

En su carta el Sr. Padgett hace una referencia especial sobre el progreso en la transformación acometida en la planta de Reino Unido, la cual fue adquirida el año pasado, a un precio con descuento a su coste original, que hoy es una Planta Integrada de Residuos a Energía (“Integrated Waste to Energy Plant”) y el porqué  esta planta adquirida es muy adecuada para esto.  El término residuos se refiere a aceite usado además de a aceites vegetales vírgenes.

El Sr. Padgett transmite su convencimiento de que si tiene éxito en su actual captación de financiación, comenzará la producción de su planta en todo el espectro del ciclo de residuos a energía en el último trimestre de 2011.

El Sr. Padgett también aclara que la compañía se va a centrar en: (i) captación y proceso de residuos (aceite usado) y materias primas renovables (principalmente aceites vegetales vírgenes)  y (ii) generación de energía y venta de electricidad a la red eléctrica utilizando las sub-estaciones que existen actualmente en la planta; y explica porqué cree que esta estrategia tendrá éxito en la generación de retornos a los accionistas, además de mitigar el riesgo.

El Sr. Padgett explica que el centrarse en desarrollar e integrar el ciclo completo de residuos a energía es una evolución natural de los planes iniciales de la compañía de tener una planta integrada de Bioenergía y está totalmente alineado con los desarrollos y la evolución del mercado en estos últimos años.

El Sr. Padgett también utiliza esta carta para anunciar que el grupo cambiará su marca e imagen corporativa para reflejar esta nueva estrategia y que anunciará los detalles pronto.

Sobre Four Rivers BioEnergy, Inc.

Four Rivers BioEnergy, Inc. está centrada en producir y vender energía (en forma de electricidad) además de   biocombustibles a partir de residuos (aceite usado) y materias primas renovables (principalmente aceite virgen),  El modelo de negocio de 4Rivers es la integración vertical del ciclo de producción de energía desde la obtención de materias primas, hasta la generación y venta de la energía, todo incluido dentro del ciclo y de la misma planta industrial.  4Rivers está actualmente en la fase de completar nuestra primera planta integrada de residuos a energía en una planta industrial en el Reino Unido adquirida en 2009.

Para  más información en relación a 4Rivers contactar con:

Stephen Padgett, Chief Executive Officer

Tel: +44 (0)1642 674085

Fax: +44 (0)1642 674415

Email: stephenpadgett@riv4ers.com

Martin Thorp, Chief Financial Officer

Tel +44 207 499 1730 or +44 77 1717 5500

Fax: +44 (0)1642 674415

Email: martinthorp@riv4ers.com

Laurel Moody, Investor Relations

Corporate Profile, LLC

Tel +1 646 810 0608

Email: lmoody@corporateprofile.com

Alvaro Novillo, Relación con Inversores en Español

Tel +34 664 408 206

Email: ir4rivers.esp@gmail.com

La información incluida en el presente formulario  podrá contener previsiones y proyecciones (forward looking statements) con la definición prevista en el artículo 27A de la Ley de Valores (Securities Exchange Act) de 1933, en su versión modificada (la “Ley de Valores”) y el artículo 21E de la Ley del Mercado de Valores (Securities Exchange Act) de 1934, en su versión modificada (la “Ley del Mercado de Valores”). Las expectativas y opiniones manifestadas en este documento por el equipo directivo están basadas en su buena fe en el momento en que fueron hechas. Estas previsiones y proyecciones pueden comportar riesgos conocidos o desconocidos e incertidumbres, en el caso de la compañía, incluyen la captación de capital para continuar operando, incertidumbres en el desarrollo de productos y tecnología, competencia, coste y disposición de materias primas, desarrollo de la planta y mejoras en producción. Los resultados reales de la Sociedad podrían diferir sustancialmente de las previsiones y proyecciones incluidas en el presente documento. La Sociedad no asume obligación alguna de actualizar públicamente las proyecciones y previsiones realizadas aunque se produzca un cambio de circunstancias. Se aconseja a los lectores revisar las publicaciones recientes de la compañía para conocer el riesgo asociado con las previsiones y proyecciones. Se insta a los lectores no poner excesivo confianza en estas manifestaciones.

Fuente: Four Rivers BioEnergy, Inc.

Carta abierta a nuestros accionistas

25 de Octubre de 2010

Estimados accionistas,

A través de esta carta me gustaría explicar nuestras actividades más recientes, detallando el futuro positivo que vemos en nuestra empresa, fruto de nuestra estrategia definida que detallamos a continuación.

El año pasado compramos un complejo industrial en el norte de Inglaterra con un descuento importante en relación al coste original de construcción.  Este activo incluía la planta, el terreno, su infraestructura y equipos. Esta compra la realizamos con la intención de convertir y expandir el complejo a nuestra primera Planta Integrada de Residuos a Energía (Integrated Waste to Energy Plant) - “El Proyecto”. La adquisición de estos activos con descuento resultó en un coste de capital mucho menor para 4Rivers que el plan original de desarrollar la planta equivalente en Estados Unidos.  Esto ha mejorado considerablemente las expectativas de retorno sobre capital invertido.

Desde entonces hemos trabajado en el desarrollo del negocio hasta el punto de que gran parte del proyecto ha sido completado en términos de preparación, reposición, expansión de la planta e infraestructura. En estos momentos, la planta está completamente acondicionada y lista para recibir los equipos e infraestructura necesarios para completar el proyecto.

También durante este tiempo hemos cerrado acuerdos comerciales y contratos, que serán importantes para el desarrollo del negocio, incluyendo nuestro contrato de venta de producción con BP. La fecha de comienzo de dicho contrato con BP ha sido recientemente extendida, con capacidad de una extensión adicional de mutuo acuerdo en caso de que sea necesario para acomodar nuestros planes y necesidades potenciales.

Nuestro objetivo es tener una planta integrada que englobe en un solo negocio el ciclo natural desde la obtención de materias primas renovables (aceite vegetal virgen) y de residuos (aceite usado) hasta la producción de energía. Cuando completemos esta estrategia estaremos realizando un amplio rango de actividades relacionadas con las materias primas mencionadas anteriormente y la generación de energía. Nuestros ingresos se derivarán de la venta de electricidad, biocombustibles y comida para animales (de la producción de biodiesel).

Nuestra planta en Reino Unido es la plataforma ideal para desarrollar nuestra primera Planta Integrada de Residuos a Energía (“Waste to Energy”) y planeamos realizarlo en varias fases.  La planta que compramos no solo nos ofrece unas importantes ventajas logísticas (proximidad a carreteras,  transporte ferroviario y puerto marítimo) sino también un área industrial de 41 acres con espacio de sobra para expandirnos y operar. La infraestructura existente en la planta es óptima para su conversión a una Planta Integrada de Residuos a Energía.

La planta tiene actualmente:

a) Subestación eléctrica que permite la venta directa de electricidad a la red de suministro.

B) Planta operativa de producción de Biodiesel.

c) Amplios almacenes y edificios con suficiente espacio para procesar diferentes tipos de materias primas.

Hemos configurado un plan detallado para acabar de completar la primera fase del proyecto, y en estos momentos  estamos trabajando con nuestros asesores financieros para conseguir el capital necesario.  Sujetos a la captación del capital necesario, hemos anticipado nuestro inicio de actividad comercial completa (desde obtención de materia prima hasta la generación y venta de energía) para el 4 º trimestre de 2011. Es posible que comencemos la producción en algunas áreas antes, si tiene sentido desde un punto de vista operativo y financiero. Por ejemplo, estamos trabajando con BP para comenzar la producción y transporte de biodiesel, englobado en nuestro acuerdo, lo antes posible. Desde luego, en el sistema financiero actual, no tenemos garantía alguna de poder captar el capital necesario para acometer este proyecto ni de si lo conseguiremos a tiempo.

Para optimizar nuestra rentabilidad lo antes posible, hemos llegado a la conclusión de que el principal foco de atención en nuestro negocio debería de ser la adquisición y proceso de materias primas (residuos y otros tipos de materias primas renovables) para su transformación en electricidad, la cual venderíamos a la red de suministros a través de nuestras sub-estaciones ya existentes.  Actualmente, estamos acelerando nuestros planes para generar y vender dicha electricidad. Nuestra intención inicial es generar 20 megavatios por hora (‘MW’)  de electricidad , aumentando en fases hasta llegar a los 50 MV y usar material primas renovables propias, las cuales esperamos que reúnan los requisitos para obtener entre uno y dos créditos por MV producidos “Renewable Obligation Credits” (‘ROCs’). Actualmente, cada crédito ROC se comercia a £50 aproximadamente, en una plataforma de trading mensual o trimestral.

La actitud de los mercados hacia los sectores energéticos de residuos y biocombustibles ha cambiado y madurado desde 2007 y así lo hemos hecho nosotros también. Vamos a adaptar nuestra marca e imagen corporativa inmediatamente para reflejar la estrategia de nuestro negocio (Residuos a Energía o “Waste to Energy”). Próximamente anunciaré nuestra nueva imagen corporativa y el lanzamiento de nuestra nueva página Web.

La integración vertical en todo el ciclo trae consigo dos beneficios muy importantes los cuales deberían generar una fuerte rentabilidad y flujos de caja, además de reducir los riesgos:

•

La integración vertical en la  adquisición, almacenamiento y procesamiento de materias primas, elimina la ineficiencia y todos los intermediarios que existen en la cadena de abastecimiento, asegurando un abastecimiento de materias primas en términos de calidad, cantidad y precio.

•

La integración de todo el ciclo de la energía en un único proceso simplifica substancialmente la logística y reduce considerablemente los costes de infraestructura, operaciones,  suministro energético y generales.

En resumen, hemos dedicado los esfuerzos del grupo a la planta en el Reino Unido y me congratula comunicar que hemos comenzado una política de desinversión y venta del resto de activos.  En el último año, hemos generado aproximadamente $2,7 millones, los cuales hemos reinvertido en la planta, incluyendo la recientemente anunciada venta de activos de STT (KREIDO) en Estados Unidos y la venta de activos sobrantes de la planta de Reino Unido. Continuaremos con esta estrategia que incluye la venta de terrenos sobrantes en Estado Unidos y el Reino Unido.

Estoy muy satisfecho con el progreso que hemos hecho (adquisición de la planta, reconversión de la misma en una planta integrada de residuos a energía, desarrollo comercial), y confío que una vez completemos la financiación necesaria  para acometer el Proyecto nos convirtamos en una compañía diferenciada y rentable.

Stephen Padgett

CEO, Director